SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  June 28, 2002

                               eMagin Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                      000-24757                56-1764501
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      (State or Other                 (Commission           (I.R.S. Employer
Jurisdiction of Incorporation)        File Number)        Identification Number)

                2070 Route 52, Hopewell Junction, New York 12533
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               (Address of principal executive offices) (zip code)

                                 (845) 892-1900
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.


     On June 20, 2002 (the "Closing Date"), eMagin Corporation ("eMagin") and an Investor ("Investor") entered into a Secured Note Purchase Agreement (the "Secured Note Agreement") whereby Investors agreed to lend eMagin $200,000 in exchange for (i) $200,000 11.00% per annum Secured Promissory Note due on August 30, 2002 (the "Secured Note") and (ii) Warrants (the "Warrants") exercisable for a period of three (3) years to purchase 300,000 shares of common stock of eMagin. The Secured Note Agreement provides for eMagin to issue $200,000 aggregate amount of Secured Notes. The proceeds from the Secured Note were received by eMagin on June 28, 2002.

     Interest is payable on the Secured Note at a rate of 11% per annum and is payable at maturity or on the effective date of an early termination. The full amount of the Secured Note is secured by (i) a first priority general security interest in the assets of Virtual Vision, Inc. ("Virtual Vision"), a wholly owned subsidiary of eMagin, pursuant to a Security Agreement (the "Security Agreement") dated June 20, 2002 by and between Virtual Vision, Inc., Alligator Holdings, Inc. ("Alligator") and the Investor; and (ii) a second priority general security interest in the assets of eMagin pursuant to a Subordinated Security Agreement (the "Subordinated Security Agreement") dated June 20, 2002, by and between eMagin Corporation, Alligator and the Investor. Upon a change in control of eMagin, eMagin may call the Secured Note and purchase all of the aggregate principal amount of the Secured Note at a price equal to 250% of the principal amount plus accrued and unpaid interest. If eMagin does not call the Secured Note within thirty (30) days of the event of a change in control, the Investors may put the Secured Note to eMagin at a price equal to 250% of the aggregate principal amount for a period of thirty days following the call period.

     In connection with the issuance of the Warrants, eMagin entered into a registration rights agreement ("Registration Rights Agreement") dated June 20, 2002, with the Investor, providing the Investor with certain registration rights under the Securities Act of 1933, as amended, to register for resale the shares to be issued pursuant to an exercise of the Warrants.

     The foregoing is not intended to be a full and complete description of the transaction. Terms of the transaction are more fully described in the copies of the Secured Note Purchase Agreement, the Secured Promissory Note, the Stock Purchase Warrant, the Registration Rights Agreement, the Security Agreement and the Subordinated Security Agreement attached as exhibits to this Form 8-K.


ITEM 7.  EXHIBITS.

 Exhibit
 Number                           Description

  4.1 Secured Note Purchase Agreement entered into as of June 20, 2002, by and among eMagin Corporation and Investor.

  4.2          Secured Promissory Note dated as of June 20, 2002, due August 30,
               2002.


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  4.3          Stock  Purchase  Warrant dated June 20, 2002, to purchase  common stock of eMagin Corporation.

  4.4 Registration Rights Agreement dated June 20, 2002 by and between eMagin Corporation and Initial Investors.

  4.5 Security Agreement dated as of June 20, 2002, by and between Virtual Vision, Inc., Alligator Holdings, Inc. and the Investor.

  4.6 Subordinated Security Agreement dated as of June 20, 2002, by and between eMagin Corporation, Alligator Holdings, Inc. and the Investor.


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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        EMAGIN CORPORATION

                                       By:
                                          /s/ Susan Jones
                                          --------------------------------------
                                          Name: Susan Jones
                                          Title: Executive Vice President


Dated June 28, 2002.